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                                                            EXHIBIT 21

List of Subsidiaries

Entity                       Jurisdiction of Organization
------                       ----------------------------
iTurf Finance Company        Delaware
Ontap.com Inc.               New Jersey
TheSpark.com Inc.            Massachusetts